EXHIBIT 99.1

For Immediate Release

Issuer Direct Reports First Quarter 2012 Operating Results

MORRISVILLE, North Carolina, May 2, 2012 (MARKETWIRE) -- Issuer Direct Corporation (OTCBB: ISDR), a market leader and innovator of disclosure management solutions and cloud–based compliance technologies, today reported its operating results for the quarter ended March 31, 2012. Additionally, the Company anticipates filing its Form 10-Q quarterly report with the Securities and Exchange Commission before market close today.

Highlights of the first quarter of 2012 include:

●	Revenue for the first quarter increased by 55% when compared with the prior-year quarter.
●	Revenue from compliance and reporting services, including XBRL services, increased 120% when compared with the first quarter of 2011.
●	Gross profit increased 56% when compared with the prior-year quarter.
●	The Company achieved Non-GAAP net income for the quarter end March 31, 2012 of $0.03 per share.
●	The Company completed the integration of customers acquired from SEC Compliance Services, Inc, increasing the number of issuers using Issuer Direct services to over 500.

Financial Results

For the three months ended March 31, 2012, Issuer Direct reported revenue of $796,594, compared with $513,556 in the quarter ended March 31, 2011.  Revenue from compliance and reporting services rose 120% to $454,410 during the quarter ended March 31, 2012, compared with $207,009 in the quarter ended March 31, 2011.  Gross profit for the quarter ended March 31, 2012 increased to $439,900, versus $281,460 in the quarter ended March 31, 2011.

As a result of the Issuer Direct’s commitment to its sales and marketing expansion and coincident to its acquisition of SEC Compliance Services, Inc. (“SECCS”), the Company incurred certain costs associated with expanding its sales force that included employees and consultants of SEC Compliance Services. These expenses contributed to a net GAAP loss of $56,936, or $0.03 per share, during the quarter ended March 31, 2012, compared with a net GAAP loss of $25,782, or $0.01 per share, during the quarter ended March 31, 2011.  The loss for the quarter ended March 31, 2012 included total non-cash expenses for stock-based compensation and amortization of intangible assets of $109,993.

“We were very pleased with the increase in first quarter revenue, particularly the 120% increase in revenue from compliance and reporting services, including XBRL offerings,” commented Wes Pollard, Chief Financial Officer of Issuer Direct Corporation.  “As anticipated, we are incurring additional operating expenses in the first half of 2012 resulting from our acquisition of SECCS in January.  However, the anticipated and significant revenue and profitability growth resulting from this acquisition will be recognized primarily in the second half of 2012 and future years. Both our current customers and the customers we acquired from SECCS will be required to report their quarterly and annual SEC filings in XBRL with detail footnote tagging in the second half of 2012, which will present us with significant revenue opportunities.”  Effective for all fiscal periods ended after June 15, 2012, small reporting companies, which comprise the majority of the Company’s customers, will be required to add detail footnote tagging to their quarterly and annual filings in XBRL format.

“Our operating results during the first quarter were in line with management’s expectations, and we continue to expect record revenue and earnings for the full year," said Issuer Direct’s Chief Executive Officer Brian R. Balbirnie. "The significant increase in selling and marketing expenses in the first quarter reflects our plans to target new clients that can benefit from our core business solutions during the balance of 2012.  We expect to realize the benefits of this aggressive sales and marketing strategy during the second half of the 2012 and in future years.  We also intend to pursue and integrate strategic acquisitions that complement our Disclosure Management System (DMS) technology platform, our clients’ needs and our overall growth strategy”.

Non-GAAP results

The Company generated non-GAAP net income for the quarter ended March 31, 2012 of $53,057 or $0.03 per share, compared with a non-GAAP net loss of $1,603, or $0.00 per share, in the quarter ended March 31, 2011.  Adjustments from net loss (GAAP) to non-GAAP net income during the first quarter of 2012 primarily involved amortization of intangible assets resulting from acquisitions and stock-based compensation.

Non-GAAP Information

Certain non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company generally excludes certain items such as amortization and impairment of acquired intangibles, non-cash stock-based compensation charges, and unusual, non-recurring gains and charges. The Company believes that excluding such items provides investors and management with a representation of the Company's core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company's operating expenditures and continuing operations. Management uses such non-GAAP measures to evaluate financial results and manage operations.  The release and the attachments to this release provide a reconciliation of each of the non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial measures.

About Issuer Direct Corporation:

Issuer Direct Corporation ("IDC") is a market leader and innovative provider of disclosure management solutions and cloud–based compliance technologies. With a focus on corporate issuers, the Company alleviates the complexity of maintaining compliance with an integrated portfolio of products and services that enhance companies' ability to efficiently produce and distribute their financial and business communications both online and in print.

Learn more about Issuer Direct today:

Financial Tear sheet	http://ir.issuerdirect.com/tearsheet/html/isdr

Request materials	http://ir.issuerdirect.com/isdr/request_materials

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs such as "will," "should," "would," "may," and "could" are generally forward-looking in nature and not historical facts. These forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2011, including but not limited to the discussion under "Risk Factors" therein, which the Company expects to file with the SEC later today, and which may be viewed at http://www.sec.gov.

For Further Information Contact:

Issuer Direct Corporation
Brian R. Balbirnie
919-481-4000
brian.balbirnie@issuerdirect.com

RJ Falkner & Company, Inc.
Investor Relations Counsel
830-693-4400
info@rjfalkner.com

ISSUER DIRECT CORPORATION
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2012	2011
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$752,019	$862,386
Accounts receivable, (net of allowance for doubtful accounts of $134,189 and $125,987, respectively)	402,949	361,191
Deferred project costs	49,119	76,106
Deferred income tax asset – current	172,500	135,000
Other current assets	25,800	35,093
Total current assets	1,402,387	1,469,776
Furniture, equipment and improvements, net	60,845	66,611
Deferred income tax – noncurrent	64,000	64,000
Intangible assets (net of accumulated amortization of $107,250 and $79,166, respectively)	505,946	109,029
Other noncurrent assets	12,069	22,074
Total assets	$2,045,247	$1,731,490

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$106,413	$103,566
Accrued expenses	59,266	39,324
Accrued litigation	-	130,000
Deferred revenue	146,732	177,708
Line of credit	275,000	-
Total current liabilities	587,411	450,598
Other long term liabilities	81,257	69,287
Total liabilities	668,668	519,885

Stockholders' equity:
Preferred stock, $1.00 par value, 30,000,000 shares authorized, no shares issued and outstanding as of March 31, 2012 and December 31, 2011.	-	-
Common stock $.001 par value, 100,000,000 shares authorized,
1,822,175 and 1,752,175 shares issued and outstanding as of March 31, 2012 and December 31, 2011, respectively.	1,822	1,752
Additional paid-in capital	1,963,584	1,741,744
Accumulated deficit	(588,827)	(531,891)
Total stockholders' equity	1,376,579	1,211,605
Total liabilities and stockholders’ equity	$2,045,247	$1,731,490

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	For the Three Months Ended
	March 31, 2012	March 31, 2011

Revenues	$796,594	$513,556
Cost of services	356,694	232,096
Gross profit	439,900	281,460
Operating costs and expenses:
General and administrative	289,296	233,736
Sales and marketing	212,544	64,549
Depreciation and amortization	36,068	11,819
Total operating costs and expenses	537,908	310,104
Operating loss	(98,008)	(28,644)
Interest income (expense), net	3,572	2,862
Net loss before taxes	(94,436)	(25,782)
Income tax benefit	37,500	-
Net loss	$(56,936)	$(25,782)
Loss per share – basic and fully diluted	$(0.03)	$(0.01)
Weighted average number of common shares outstanding – basic and fully diluted	1,819,098	1,768,531

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three months ended March 31,
	2012	2011
Cash flows from operating activities:
Net loss	$(56,936)	$(25,782)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	36,068	11,818
Bad debt expense	8,201	21,182
Deferred income taxes	(37,500)	-
Stock-based expense	81,910	19,346
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(49,960)	(68,496)
Decrease (increase) in deposits and prepaids	36,285	(4,459)
Increase (decrease) in accounts payable	2,847	23,797
Increase (decrease) in accrued expenses	(98,088)	11,758
Increase (decrease) in deferred revenue	(30,976)	37,224
Net cash provided by (used in) operating activities	(108,149)	26,388

Cash flows from investing activities:
Purchase of property and equipment	(2,218)	(29,208)
Acquisition of intangible assets	(275,000)	-
Net cash used in investing activities	(277,218)	(29,208)

Cash flows from financing activities:
Advance from line of credit	275,000	-
Net cash provided by financing activities	275,000	-

Net change in cash	(110,367)	(2,820)
Cash – beginning	862,386	504,713
Cash – ending	$752,019	$501,893

Supplemental disclosure for non-cash investing and financing activities:
Cash paid for interest	$2,587	-
Cash paid for income taxes	$-	$-
Non-cash activities:
Common stock issued for acquisition of customer list	$140,000	-

ISSUER DIRECT CORPORATION
RECONCILATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited)

	Three Months ended March 31,
	2012		2011
	Amount	Per diluted share	Amount	Per diluted share
Net loss:	$(56,936)	$(0.03)	$(25,782)	$(0.01)
Adjustments:
Amortization of intangible assets (1)	28,083	0.02	4,833	0.00
Stock based compensation (2)	81,910	0.04	19,346	0.01
Non-GAAP net income (loss)	$53,057	$0.03	$(1,603)	$(0.00)

(1)	The adjustments represent the amortization of intangible assets related to acquired companies.

(2)	The adjustments represent stock-based compensation expense recognized related to awards of stock options or common stock in exchange for services.